Exhibit 99.2

TWENTY ONE CAPITAL, INC

CONSOLIDATED FINANCIAL STATEMENTS

AS OF SEPTEMBER 30, 2025 AND

FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2025 AND THE PERIOD FROM MARCH 7, 2025 (INCEPTION) TO SEPTEMBER 30, 2025

TWENTY ONE CAPITAL, INC

INDEX TO THE CONSOLIDATED FINANCIAL STATEMENTS

PAGE
Financial Statements:

Condensed Consolidated Balance Sheets as of September 30,2025 (unaudited) and June 30,2025	1

Condensed Consolidated Statements of Operations for the three months ended September 30,2025 and for the period from march 7, 2025 (Inception) to September 30,2025 (unaudited)	2

Condensed Consolidated Statements of Changes in Stockholder 's Deficit for the three months ended September 30,2025 and for the period from March 7, 2025 (Inception) to September 30, 2025 (unaudited)	3

Condensed Consolidated Statement of Cash Flows for the Period from March 7, 2025 (Inception) to September 30, 2025 (unaudited)	4

Notes to the Unaudited Condensed Consolidated Financial Statements	5-13

i

TWENTY ONE CAPITAL, INC

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2025	June 30, 2025
	(Unaudited)
LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities
Accounts payable and accrued expenses	$49,954	$7,756
Due to affiliate	15,600	-
Total current liabilities	65,554	7,756
TOTAL LIABILITIES	65,554	7,756

COMMITMENTS AND CONTINGENCIES (NOTE 6)

Stockholder's Deficit
Class A Common stock, $0.01 par value; 1,000 shares authorized and 1 share issued and outstanding at September 30, 2025 and June 30, 2025	-	0.0
Additional paid in capital	-	-
Accumulated deficit	(65,554)	(7,756)
Total Stockholder's Deficit	(65,554)	(7,756)
TOTAL LIABILITIES AND STOCKHOLDER'S DEFICIT	$-	$-

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

TWENTY ONE CAPITAL, INC

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	For the Three Months ended	For the Period from March 7, 2025 (inception) to
	September 30, 2025	September 30, 2025
OPERATING EXPENSES
General and administrative	$57,798	$65,554
Loss from operations	(57,798)	(65,554)
Net loss	(57,798)	$(65,554)

Weighted average Class A common shares outstanding, basic and diluted	1	1
Net loss per Class A common share, basic and diluted	$(57,798)	$(65,554)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

TWENTY ONE CAPITAL, INC

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDER’S DEFICIT

FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2025 AND FOR THE PERIOD FROM MARCH 7, 2025 (INCEPTION) TO SEPTEMBER 30, 2025

(UNAUDITED)

	Common Stock
	Shares	Amount		Additional Paid in Capital	Accumulated Deficit	Total Stockholder's Deficit
Balance at March 7, 2025 (inception)	-		$-	-$	$-	$-
Issuance of Class A common stock	1		-	-	-	-
Net loss	-		-	-	(7,756)	(7,756)
Balance at June 30, 2025	1		-	-	(7,756)	(7,756)
Net loss	-		-	-	(57,798)	(57,798)
Balance at September 30, 2025	1	$		$-	$(65,554)	$(65,554)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

TWENTY ONE CAPITAL, INC

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE PERIOD FROM MARCH 7, 2025 (INCEPTION) TO SEPTEMBER 30, 2025

(UNAUDITED)

Period from March 7, 2025 (inception) to

September 30, 2025
CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss	$(65,554)
Adjustments to reconcile net loss to cash used in operating activities
Changes in operating assets and liabilities:
Accounts payable and accrued expenses	49,954
Due to affiliate	15,600
Net cash used in operating activities	-

Net change in cash	-
Cash, beginning of period	-
Cash, end of period	$-

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

Note 1 — Description of Organization and Business Operations

Twenty One Capital, Inc (the “Company” or “Pubco”) was incorporated in Texas on March 7, 2025. The Company will be focused exclusively on Bitcoin-related business lines. The Company had four wholly owned subsidiaries that were incorporated: Twenty One Merger Sub A, Inc., Twenty One Merger Sub B, Inc. and Twenty One Merger Sub C, Inc. were incorporated in Delaware and dissolved on September 9, 2025 and Twenty One Merger Sub D, Inc. was incorporated in the Caymans Islands.

On April 22, 2025, the Company, Cantor Equity Partners, a Cayman Islands exempted company (“CEP”), Twenty One Merger Sub D, a Cayman Islands exempted company and wholly owned subsidiary of Pubco (“CEP Merger Sub”), Twenty One Assets, LLC, a Delaware limited liability company (“Twenty One”), Tether Investments, S.A. de C.V., an El Salvador sociedad anónima de capital variable (“Tether”), iFinex, Inc., a British Virgin Islands company (“Bitfinex” and, together with Tether, the “Sellers”) and, solely for certain limited purposes, Stellar Beacon LLC, a Delaware limited liability company (“SoftBank”), entered into a business combination agreement (as amended, restated or otherwise modified from time to time, the “Business Combination Agreement”) (See Note 4).

Note 2 — Liquidity and Capital Resources

The Company reported a loss from operations of $65,554 for the period from March 7, 2025 (inception) to September 30, 2025. As of September 30, 2025, the Company had an aggregate cash balance of $0, a net working capital deficit of $65,554 and an accumulated deficit of $65,554.

The Company assesses its liquidity in terms of its ability to generate adequate amounts of cash to meet current and future needs. Its expected primary uses of cash on a short and long-term basis are for working capital requirements and other liquidity needs. The Company’s management expects that future operating losses and negative operating cash flows may increase from historical levels because of additional costs and expenses related to the business operations and the development of market and strategic relationships with other businesses.

The Company’s future capital requirements will depend on many factors, including the Company’s timing of the consummation of the Business Combination. In order to finance these opportunities, the Company will need to raise additional financing. While there can be no assurances, the Company intends to raise such capital through issuances of additional common stock. If additional financing is required from outside sources, the Company may not be able to raise such capital on terms acceptable to the Company or at all. If the Company is unable to raise additional capital when desired, the Company’s business, results of operations and financial condition would be materially and adversely affected.

As a result of the above, in connection with the Company’s assessment of going concern considerations in accordance with Financial Accounting Standard Board’s (“FASB”) Accounting Standards Codification (“ASC”) 205-40, Presentation of Financial Statements — Going Concern ,” management has determined that the Company’s liquidity condition raises substantial doubt about the Company’s ability to continue as a going concern through twelve months from the date these consolidated financial statements were issued. These consolidated financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 3 — Summary of Significant Accounting Policies

Basis of Presentation

The accompanying condensed consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), expressed in U.S. dollars. The accompanying condensed consolidated financial statements reflect all adjustments including normal recurring adjustments, which, in the opinion of the Company’s management, are necessary to present fairly the financial position, results of operations, and cash flows for the periods presented in accordance with GAAP. The condensed consolidated financial statements have been prepared assuming the Company will continue as a going concern.

Principles of consolidation

These condensed consolidated financial statements include the accounts of the Company, all wholly owned and majority-owned subsidiaries in which the Company has a controlling voting interest and, when applicable, variable interest entities in which the Company has a controlling financial interest or is the primary beneficiary. Investments in affiliates where the Company does not exert a controlling financial interest are not consolidated.

All significant intercompany transactions and balances have been eliminated upon consolidation.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the condensed consolidated financial statements. Making estimates requires management to exercise significant judgment. Such estimates may be subject to change as more current information becomes available and accordingly the actual results could differ significantly from those estimates. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. The Company evaluates its estimates on an ongoing basis and makes revisions to these estimates.

Segment Information

ASC 280, “Segment Reporting” (“ASC 280”), defines operating segments as components of an enterprise where discrete financial information is available that is evaluated regularly by the chief operating decision-maker (“CODM”) in deciding how to allocate resources and in assessing performance. The Company operates as a single operating segment. The Company’s CODM is the chief executive officer, who has ultimate responsibility for the operating performance of the Company and the allocation of resources. The CODM uses operating expenses and cash flows as the primary measure to manage the business and does not segment the business for internal reporting or decision making.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution. Cash accounts in a financial institution may at times exceed the Federal Depository Insurance Corporation limit (“FDIC limit”). Any loss incurred or a lack of access to funds held at financial institutions could have a significant adverse impact on the Company’s financial condition, results of operations and cash flows. At September 30, 2025, the Company had an aggregate cash balance of $0.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. As of  September 30, 2025 and June 30, 2025, there were no cash and cash equivalents.

Fair value measurements

Fair value is defined as the exit price, or the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants as of the measurement date. The authoritative guidance establishes a hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are from sources independent of the Company. Unobservable inputs reflect the Company’s assumptions about the factors market participants would use in valuing the asset or liability developed based upon the best information available in the circumstances. The categorization of financial assets and liabilities within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement. The hierarchy is broken down into three levels:

●	Level 1: Inputs are quoted prices in active markets for identical assets or liabilities.
●	Level 2: Inputs include quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, and inputs (other than quoted prices) that are observable for the asset or liability, either directly or indirectly.
●	Level 3: Inputs are unobservable for the asset or liability.

The carrying amounts of certain financial instruments, such as accounts payable and accrued liabilities, approximate fair value due to their relatively short maturities.

Net Loss per Share

Basic loss per share is computed by dividing net loss by the weighted average number of common shares outstanding during the period, excluding the effects of any potential dilutive securities. Diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common share equivalents had been issued and if the additional common shares were dilutive. Loss per share excludes all potential dilutive shares of common shares if their effect is anti-dilutive.

For the three months ended September 30, 2025 and for the period from March 7, 2025 (inception) to September 30, 2025, the Company diluted weighted-average shares outstanding is equal to basis weighted-average shares, as there were no potentially dilutive securities currently issued and outstanding at September 30, 2025.

Income Taxes

The Company follows the asset and liability method of accounting for income taxes under FASB ASC 740, which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

FASB ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and the measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

Recent Accounting Pronouncements:

Recent Accounting Pronouncements, not yet adopted:

ASU 2024-03, “Disaggregation of Income Statement Expenses” (“DISE”) (“ASU 2024-03”) requires disclosures about specific types of expenses included in the expense captions presented on the face of the income statement as well as disclosure about selling expenses. ASU 2024-03 is effective for fiscal years beginning after December 15, 2027, with early adoption permitted. The Company is currently evaluating the impact of this ASU on its financial statements and disclosures.

Note 4 — Business Combination Agreement

On April 22, 2025, the Company, Cantor Equity Partners, a Cayman Islands exempted company (“CEP”), Twenty One Merger Sub D, a Cayman Islands exempted company and wholly owned subsidiary of Pubco (“CEP Merger Sub”), Twenty One Assets, LLC, a Delaware limited liability company (“Twenty One”), Tether Investments, S.A. de C.V., an El Salvador sociedad anónima de capital variable (“Tether”), iFinex, Inc., a British Virgin Islands company (“Bitfinex” and, together with Tether, the “Sellers”) and, solely for certain limited purposes, Stellar Beacon LLC, a Delaware limited liability company (“SoftBank”), entered into a business combination agreement (as amended, restated or otherwise modified from time to time, the “Business Combination Agreement”).

Pursuant to the Business Combination Agreement, upon the consummation of the transactions contemplated thereby (the “Closing”), (i) CEP will merge with and into CEP Merger Sub, with CEP Merger Sub continuing as the surviving entity (such surviving entity, the “CEP Surviving Subsidiary,” such transaction, the “CEP Merger”), as a result of which CEP Shareholders will receive one share of Class A common stock of Pubco, par value $0.01 per share (“Pubco Class A Stock”) for each Class A ordinary share of CEP, par value $0.0001 per share (“CEP Class A Ordinary Shares”) held by such CEP Shareholder, and (ii) Twenty One will merge with and into a Delaware corporation to be formed by a to-be-formed indirect subsidiary of CEP (“Company Merger Sub”), with Company Merger Sub continuing as the surviving company (such surviving company, the “Company Surviving Subsidiary,” such transaction, the “Company Merger” and the Company Merger together with the CEP Merger, the “Mergers”), as a result of which the Sellers will receive shares of Pubco Class A Stock and Class B common stock of Pubco, par value $0.01 per share (“Pubco Class B Stock”) in exchange for their membership interests in the Company. Immediately following completion of the Mergers and the other transactions contemplated by the Business Combination Agreement, CEP Surviving Subsidiary and Company Surviving Subsidiary will become wholly owned subsidiaries of Pubco and Pubco will become a publicly traded company, all upon the terms and subject to the conditions set forth in the Business Combination Agreement and in accordance with applicable law.

In addition, on April 22, 2025, Pubco and CEP entered into subscription agreements (the “Convertible Notes Subscription Agreements”) with certain investors (the “Convertible Note Investors”), who have agreed to make a private investment in Pubco by purchasing 1.0% convertible senior notes due 2030 (the “Convertible Notes”) with an aggregate principal amount of $340.2 million (the “Subscription Notes” and such subscription, the “Initial Convertible Notes PIPE” and together with the option for the Option Notes (as defined below), the exchange for the Exchange Notes (as defined below) and any issuance of the Engagement Letter Notes (as defined below), the “Convertible Notes PIPE”). Pursuant to the Convertible Notes Subscription Agreements, Pubco granted the Convertible Note Investors an option to purchase up to an aggregate of $100 million additional principal amount of Convertible Notes (the “Option Notes”) at any time before May 22, 2025 (the “Option Period”) on a pro rata basis based on such Convertible Note Investor’s participation in the Initial Convertible Notes PIPE, which Option Notes have been fully subscribed for by the Convertible Note Investors and the Sponsor (the “Option”). In connection therewith, on May 22, 2025, the Sponsor entered into a subscription agreement (the “Sponsor Convertible Notes Subscription Agreement”) on substantially the same terms as the Convertible Notes Subscription Agreements with respect to its pro rata allotment of the Option Notes.

On April 22, 2025, Pubco and CEP also entered into subscription agreements (the “April Equity PIPE Subscription Agreements,” and, together with the Convertible Notes Subscription Agreements, the “April PIPE Subscription Agreements”) with certain investors (the “April Equity PIPE Investors” and together with the Convertible Note Investors, the “April PIPE Investors”), who have agreed to make a private investment in CEP by purchasing 20,000,000 CEP Class A Ordinary Shares (the “April Equity PIPE Shares”) for $200 million in the aggregate, which includes the value of an aggregate of 347.6168 Bitcoin (the “April In-Kind PIPE Bitcoin”) invested by certain April Equity PIPE Investors instead of cash (the “April Equity PIPE” and together with the Convertible Notes PIPE, the “April PIPE Investments”). On June 19, 2025, CEP and Pubco entered into subscription agreements (the “June Equity PIPE Subscription Agreements” and, together with the April PIPE Subscription Agreements and the Sponsor PIPE Subscription Agreement, the “PIPE Subscription Agreements”) with certain investors (the “June Equity PIPE Investors,” together with the April Equity PIPE Investors and the Convertible Note Investors, the “PIPE Investors”), pursuant to which CEP agreed to issue, and the June Equity PIPE Investors agreed to purchase, 7,857,143 CEP Class A ordinary shares (the “June Equity PIPE Shares”) for an aggregate purchase price of $165 million ($21.00 per share), which includes the value of an aggregate of 132.9547 Bitcoin (the “June In-Kind PIPE Bitcoin” and together with the April In-Kind PIPE Bitcoin, the “In-Kind PIPE Bitcoin”) invested by certain June Equity PIPE Investors instead of cash (the “June Equity PIPE,” together with the April Equity PIPE, the “Equity PIPEs,” and collectively with the Convertible Notes PIPE, the “PIPE Investments”). The April Equity PIPE Investors and June Equity PIPE Investors confirmed, at the time of entering into their respective subscription agreements, the amounts, if any, that they will contribute as In-Kind PIPE Bitcoin.

Pursuant to the Business Combination Agreement, (i) Tether has purchased 4,812.220927 Bitcoin (the “Initial PIPE Bitcoin”) for an aggregate purchase price of $458.7 million (the “Initial PIPE Net Proceeds”), being equal to the aggregate gross cash proceeds of the Initial Convertible Notes PIPE and the April Equity PIPE less a holdback of $52 million, and, at Closing, Tether will sell the Initial PIPE Bitcoin to Pubco for an amount equal to the Initial PIPE Net Proceeds, and (ii) Tether has purchased 917.47360612 Bitcoin (the “Option PIPE Bitcoin”) for an aggregate purchase price of $99.5 million (the “Option PIPE Net Proceeds”), being equal to the gross proceeds of the Option Notes less a holdback of $500,000, and, at Closing, Tether will sell the Option PIPE Bitcoin to Pubco at a purchase price equal to the Option PIPE Net Proceeds, in exchange for additional shares of Pubco Class A Stock and Pubco Class B Stock.

On June 23, 2025, Tether, Pubco, SoftBank and, solely for certain limited purposes, CEP, entered into a sale and purchase agreement (the “June PIPE Bitcoin Sale and Purchase Agreement”), pursuant to which Tether has purchased 1,381.15799423 Bitcoin (the “June PIPE Bitcoin” and together with the Initial PIPE Bitcoin and the Option PIPE Bitcoin, the “PIPE Bitcoin”) for an aggregate purchase price of approximately $147.5 million (the “June PIPE Net Proceeds”) being the aggregate gross cash proceeds of the June Equity PIPE less a holdback of $3.3 million. At the closing of the Business Combination and upon the funding of the June Equity PIPE, Pubco shall purchase from Tether the June PIPE Bitcoin for an aggregate price equal to the June PIPE Net Proceeds.

At the Closing and upon the funding of the June Equity PIPE, Pubco shall purchase from Tether the June PIPE Bitcoin for an aggregate price equal to the June PIPE Net Proceeds.

The sale of the Initial PIPE Bitcoin, the Option PIPE Bitcoin and the June PIPE Bitcoin by Tether to Pubco are referred to herein as the “PIPE Bitcoin Sale.” Pursuant to the Business Combination Agreement, Tether agreed to purchase a number of Bitcoin equal to the Additional PIPE Bitcoin, if the sum of the Initial PIPE Bitcoin and the Option PIPE Bitcoin is less than 10,500 Bitcoin. Tether has purchased the Additional PIPE Bitcoin and immediately prior to Closing, Tether will contribute such amount of Bitcoin to Pubco at Closing (such contribution, the “Additional PIPE Bitcoin Sale”) in exchange for additional shares of Pubco Class A Stock and Pubco Class B Stock.

Contemporaneously with the execution of the Business Combination Agreement, Tether, Bitfinex and the Company entered into a Contribution Agreement (the “Contribution Agreement”), pursuant to which, immediately prior to the Closing, Tether and Bitfinex will contribute to the Company 24,500 Bitcoin and 7,000 Bitcoin, respectively, in exchange for an aggregate contribution of 31,500 Bitcoin and (i) in the case of Tether, 208 class A common membership interests of the Company (“Company Class A Interests”) and 208 class A common membership interests of the Company (“Company Class B Interests”), and (ii) in the case of Bitfinex, 59 Company Class A Interests and 59 Company Class B Interests.

Concurrently with the signing of the Business Combination Agreement, (i) CEP, Pubco and Cantor EP Holdings, LLC (the “Sponsor”) entered into the sponsor support agreement (as amended by Amendment No. 1 to Sponsor Support Agreement, dated as of June 25, 2025, the “Sponsor Support Agreement”), pursuant to which, among other matters described below, Pubco and Sponsor agreed to enter into a Securities Exchange Agreement (the “Securities Exchange Agreement”) at Closing, pursuant to which Sponsor will exchange a number of its shares of Pubco Class A Stock as determined in accordance with the Securities Exchange Agreement (the “Exchange Shares”) in exchange for Convertible Notes (the “Exchange Notes”) equal in value to the product of (1) the total number of the Exchange Shares multiplied by (2) $10.00 per share, and (ii) Pubco, CEP and Cantor Fitzgerald & Co. (“CF&Co.”) entered into an engagement letter (as amended by the amendment thereto, dated as of June 25, 2025, the “PIPE Engagement Letter”), pursuant to which, among other matters, CF&Co. may receive Convertible Notes (the “Engagement Letter Notes”), such that the aggregate principal value of the Engagement Letter Notes and the Exchange Notes is equal to the sum of (i) 1.5% of the value of the Bitcoin to be contributed by Tether and Bitfinex pursuant to the Contribution Agreement (as defined below), (ii) 1.5% of the gross proceeds received by Pubco and CEP pursuant to the April PIPE Investments, subject to certain adjustments and (iii) $98,963 in additional consideration. Assuming no redemptions of any Public Shares (as defined below) and that all PIPE Investors fund their commitments in their PIPE Subscription Agreements, the Sponsor would exchange 4,630,000 shares of Pubco Class A Stock for Exchange Notes with an aggregate principal amount of $46,300,000 and CF&Co. will not receive any Engagement Letter Notes. With the inclusion of the Subscription Notes, Option Notes, Exchange Notes and Engagement Letter Notes, the total aggregate principal value of the Convertible Notes will be $486.5 million.

The Sponsor Support Agreement also provides that, among other things, (i) the Sponsor will vote its CEP Class A Ordinary Shares, and its Class B ordinary shares of CEP, par value $0.0001 per share (“CEP Class B Ordinary Shares” and, together with the CEP Class A Ordinary Shares, the “CEP Ordinary Shares”) in favor of the adoption and approval of the Business Combination Agreement and the Business Combination and each of the other proposals to be approved by CEP Shareholders at the Meeting (the “CEP Shareholder Approval Matters”), (ii) the Sponsor will vote its CEP Ordinary Shares against any alternative transactions, (iii) the Sponsor will comply with the restrictions imposed by the letter agreement, dated as of August 12, 2024, by and among CEP, the Sponsor and the then current directors and executive officers of CEP (the “Insider Letter”), including with respect to the restrictions on transfer and redemption of CEP Ordinary Shares in connection with the Business Combination, (iv) prior to the Closing, the Sponsor will amend the Insider Letter to reduce the post-Closing lock-up period applicable to the shares of Pubco Class A Stock received by the Sponsor in exchange for its CEP Class B Ordinary Shares (the “Founder Shares”) from 12 months to six months, and (v) subject to and conditioned upon the Closing, any loans outstanding from the Sponsor to CEP shall be repaid as follows: (a) with respect to the amended and restated promissory note, dated November 5, 2024, and effective as of August 12, 2024 (the “Sponsor Loan”), the aggregate amount owed by CEP, as set forth on the pre-Closing statement to be delivered by CEP prior to the Closing (the “CEP Pre-Closing Statement”), will be automatically converted, immediately prior to the CEP Merger, into CEP Class A Ordinary Shares at $10.00 per share, and that upon the issuance and delivery of such CEP Class A Ordinary Shares to the Sponsor, the Sponsor Loan will be deemed satisfied in full, provided, however, that the portion of the Sponsor Loan that is drawn by or on behalf of CEP to pay for any fees, costs or expenses of the U.S. Securities and Exchange Commission (the “SEC”) or Nasdaq pursuant to the Business Combination Agreement will be repaid in cash at the Closing in accordance with the Business Combination Agreement and (b) with respect to all other loans of the Sponsor to CEP, all amounts outstanding thereunder as of the Closing, as set forth on the CEP Pre-Closing Statement, will be repaid in cash at the Closing in accordance the Business Combination Agreement.

On June 25, 2025, Pubco, CEP and the Sponsor entered into the Sponsor Support Agreement Amendment, pursuant to which the Sponsor has agreed to forfeit a number of CEP Class A Ordinary Shares it receives upon conversion of its CEP Class B Ordinary Shares so that such number of CEP Class A Ordinary Shares retained by the Sponsor equals the lesser of (a) 25% of the sum of the number of Public Shares not subject to redemption in connection with the Closing and the number of CEP Class A Ordinary Shares issued in the Equity PIPE and (b) the sum of (i) 7,084,804 and (ii) 1.5% of the gross proceeds received by Pubco and CEP pursuant to the April PIPE Investments, divided by $10.00.

Contemporaneously with the execution of the Business Combination Agreement, Tether and SoftBank entered into a sale and purchase agreement, as amended and restated on June 23, 2025, pursuant to which, among other things, immediately following the Closing, Tether will transfer to SoftBank an equal number of shares of Pubco Class A Stock and Pubco Class B Stock, and SoftBank will pay Tether consideration calculated based on a formula described thereunder.

On April 22, 2025, along with the Business Combination Agreement, Tether, Bitfinex and SoftBank entered into the Governance Term Sheet, which sets out the main terms upon which Pubco will prepare the Proposed Organizational Documents, which will be adopted at or prior to Closing. At Closing, Tether, Bitfinex and SoftBank will enter into the Governance Agreement, which will implement the terms of the Governance Term Sheet. Pursuant to the Governance Agreement, Pubco will issue two (2) classes of shares of Pubco Stock, with different voting and economic rights attached to them. The shares of Pubco Class A Stock will have no voting rights other than as required by applicable law, until all shares of Pubco Class B Stock are canceled, whereas, holders of shares of Pubco Class B Stock will be entitled to one vote per share. Once all shares of Pubco Class B Stock are canceled, holders of Pubco Class A Stock will acquire full voting rights. Holders of Pubco Class A Stock will be entitled to receive distributions in proportion to the number of shares of Pubco Class A Stock held by them, whereas, holders of Pubco Class B Stock will not have any economic rights. In addition, the shares of Pubco Class A Stock will be listed for trading and will be freely transferable, subject to the terms of the Lock-Up Agreements, the Insider Letter and any restrictions pursuant to applicable laws. The shares of Pubco Class B Stock will not be listed or freely transferable, except to Affiliates. The parties agreed to take all necessary action so that effective as of the Closing, the board of directors of Pubco will consist of seven individuals, six of which are to be designated by the Sellers and SoftBank, with the final director to be the chief executive officer of Pubco.

On July 26, 2025, the parties to the Business Combination Agreement entered into Amendment No. 1 to the Business Combination Agreement, which amends the Business Combination Agreement, among other things, to provide that the Additional PIPE Bitcoin Purchase Price used to determine the value of Tether’s contribution of the Additional PIPE to Pubco at the Closing and the number of shares of Pubco Class A Stock and Pubco Class B Stock to be issued to Tether at the Closing in exchange for the sale of the Additional PIPE Bitcoin by Tether to Pubco shall be $84,863.57, which is equal to the average Bitcoin price for the ten-day period ending April 21, 2025, the day prior to the date of the Business Combination Agreement (the “Signing Bitcoin Price”), rather than on the aggregate amount Tether paid to purchase the Additional PIPE Bitcoin.

Concurrently with the Closing, Tether, Bitfinex and SoftBank will each enter into a Lock-Up Agreement with Pubco, pursuant to which each Seller and SoftBank will agree that the shares of Pubco Class A Stock received by each Seller and the shares of Pubco Class A Stock transferred by Tether to SoftBank will be locked-up and subject to transfer restrictions, as described below, subject to certain exceptions.

Concurrently with the Closing, CEP, Pubco, the Sponsor, each Seller and SoftBank will enter into an Amended and Restated Registration Rights Agreement that will amend and restate the registration rights agreement, dated as of August 12, 2024, by and between CEP and the Sponsor.

Concurrently with the Closing, Pubco and Tether will enter into a Services Agreement, pursuant to which Tether will agree to provide, or cause to be provided, certain services to Pubco and its subsidiaries in exchange for a services fee in the amount of $30,000 per calendar quarter or such other amount as may be agreed by the parties thereto.

Upon the completion of the Business Combination and the consummation of the PIPE Investments, and assuming, among other things, that no Public Shareholders exercise redemption rights with respect to their Public Shares upon completion of the Business Combination, that all PIPE Investors fund their commitments in their PIPE Subscription Agreements, that no Convertible Notes are converted into shares of Pubco Class A Stock and that no shares of Pubco Class A Stock are issued pursuant to the Twenty One Capital, Inc. 2025 Incentive Award Incentive Plan, as amended from time to time, to become effective upon the Closing (the “Incentive Plan”), (i) Public Shareholders, (ii) the April Equity PIPE Investors, (iii) the June Equity PIPE Investors, (iv) the Sponsor and its Affiliates, (v) the directors and officers of CEP, (vi) the Sellers and (vii) SoftBank will own, pursuant to the respective agreements, shares of the issued and outstanding shares of Pubco Class A and Class B Common Stock.

Each holder of shares of Pubco Class A Stock will have no voting rights except as required by the Texas Business Organizations Code (“TBOC), until all shares of Pubco Class B Stock are canceled. Once all shares of Pubco Class B Stock are canceled, holders of Pubco Class A Stock will acquire full voting rights. Each holder of shares of Pubco Class B Stock will be entitled to one vote for each share of Pubco Class B Stock held of record by such holder on all matters on which stockholders are generally entitled to vote.

The price per share of Pubco Class A Stock is $10.00 per share for (i) Public Shareholders, (ii) the April Equity PIPE Investors, (iii) the Sponsor and its Affiliates, (iv) the directors and officers of CEP, (v) the Sellers and (vi) SoftBank, and $21.00 per share for the June Equity PIPE Investors.

The value of the consideration that the Public Shareholders are each receiving in connection with the Business Combination is thus $10.00 per share.

The Business Combination will be accounted for as a reverse recapitalization, in accordance with U.S. GAAP. Under this method of accounting, CEP will be treated as the acquired company for financial reporting purposes, and Twenty One will be the accounting acquirer. Accordingly, the Business Combination was treated as the equivalent of Twenty One issuing stock for the net assets of CEP, accompanied by a recapitalization. The net assets of CEP were stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination were those of Twenty-One.

If Pubco’s application for listing is approved, shares of Pubco Class A Stock are expected to be traded on NYSE, Nasdaq or another national securities exchange under the symbol “XXI.” The CEP Class A Ordinary Shares will not trade after the Closing.

Note 5 — Related Party Transactions

During the three months ended September 30, 2025, an affiliate of the Company advanced a total of $15,600 to cover operating costs. These amounts were due on demand. At September 30, 2025, the balance of $15,600 to this affiliate is reported in due to affiliate on the accompanying condensed consolidated balance sheet.

Note 6 — Stockholder’s Deficit

The Company is authorized to issue 1,000 shares of Class A common stock. As of September 30, 2025 and June 30, 2025, there was 1 Class A common share issued and outstanding.

Note 7 — Commitments and Contingencies

The Company enters into contractual relationships that contain may indemnification provisions in its normal course of business with other parties. The Company may agree to hold other parties harmless against specific losses, such as those that could arise from a breach of representation, covenant, or third party infringement claims. It may not be possible to determine the maximum potential amount of liability under such indemnification agreements due to the unique facts and circumstances that are like to be involved in each particular claim and indemnification provision. Historically, there have been no such indemnification claims. Management believes any liability arising from these agreements will not be material to the Company’s financial statements.

The Company may from time to time involve in legal proceedings, legal actions, and claims arising in the normal course of business, including proceedings relating to intellectual property, safety and health, employment and other matters. Management believes that the outcome of such legal proceedings, legal actions, and claims will not have a significant adverse effect, individually, or in the aggregate, on the Company’s financial position, results of operations or cash flows.

Note 8 — Segment Information

ASC Topic 280, “Segment Reporting,” establishes standards for companies to report in their financial statement information about operating segments, products, services, geographic areas, and major customers. Operating segments are defined as components of an enterprise that engage in business activities from which it may recognize revenues and incur expenses, and for which separate financial information is available that is regularly evaluated by the Company’s CODM, or group, in deciding how to allocate resources and assess performance.

The Company’s CODM has been identified as the Chief Executive Officer, who reviews the assets, operating results, and financial metrics for the Company as a whole to make decisions about allocating resources and assessing financial performance. Accordingly, management has determined that there is only one reportable segment.

The CODM assesses performance for the single segment and decides how to allocate resources based on net loss that also is reported on the statements of operations as net loss. As the Company is in the start-up phase, the CODM currently reviews operating expenses to manage and forecast cash to ensure enough capital is available to achieve its business plan over the short-term period ( less than a year). The CODM also reviews operating expenses to manage, maintain and enforce all contractual agreements to ensure costs are aligned with all agreements and budget. All of the Company’s operating expenses, which consists of general and administrative expenses, relate to this single operating segment as reported on the statement of operations, and are the significant segment expenses provided to the CODM on a regular basis.

	For the Three Months ended	For the Period from March 7, 2025 (inception) to
	September 30, 2025	September 30, 2025
OPERATING EXPENSES
General and administrative	57,798	65,554
Loss from operations	(57,798)	(65,554)
Net loss	(57,798)	(65,554)

Note 9 — Subsequent Events

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the consolidated financial statements were issued. Based upon this review, the Company did not identify subsequent events that would have required adjustment or disclosure in the consolidated financial statements.